DIAMOND DISCOVERIES INTERNATIONAL CORP.

SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF SECURITIES

DIAMOND DISCOVERIES INTERNATIONAL CORP., a Delaware corporation (the "**Company**"), is offering (this "**Offering**") for sale to "**accredited investors**" as the term is defined under Regulation D promulgated under the Securities Act of 1933, as amended (the "**Act**"), shares of the Company's common stock, par value $0.001 per share ("**Common Stock**") at a purchase price of $0.0026 per share. The Company is offering to purchase up to 25,000,000 shares of Common Stock.

The minimum investment by any one investor is $5,000, except that a lesser amount of the Common Stock may be sold at the discretion of the Company.

Subscription Procedures

(a) The undersigned hereby subscribes to purchase **11,530,000** shares of Common Stock[1] and agrees to pay an aggregate of **$29,978.00** as the subscription amount for the securities being purchased hereunder (the "**Subscription Amount**").

(b) To subscribe, the undersigned must:

(i) complete and sign this Subscription Agreement; and

(ii) complete and sign the accompanying Confidential Prospective Purchaser Questionnare (Subscription Agreement, together with the Confidential Prospective Purchaser Questionnare collectively referred to as the "**Subscription Documents**");

return the completed and signed Subscription Documents on behalf of the Company at the following address:

Gersten Savage LLP
600 Lexington Avenue, 10th Floor
New York, NY 10022-6018
Attn: Peter J. Gennuso, Esq.

(iv) Deliver a check payable to "Diamond Discoveries International Corp." for an amount equal to the aggregate amount of Common Stock for in this offering (the minimum investment by any one investor is $5,000, which entitles the subscriber to purchase 1,923,077 shares of Common Stock) except that a lesser amount of the Common Stock.

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[1] The minimum investment by any one investor is $5,000 that entitles the investor to purchase 1,923,077 shares of Common Stock.

Or wire the funds to the Company's escrow account:

Gersten Savage LLP
600 Lexington Avenue
New York, NY 10022

Signature Bank
565 Fifth Avenue
New York, NY 10017

ABA # 026013576
Account # 1501343273
For: Diamond Discoveries International Corp.

:

(c) Unless terminated sooner, by the Company, in its sole discretion, the Offering is scheduled to terminate on **December 31, 2010**, 5:00 p.m., New York time and in the Company's sole discretion without notice may be extended until **January 31, 2011** (the "**Offering Period**").

(d) The Company will hold a closing on and issue the Common Stock upon the receipt and acceptance of the Subscription Documents and the Subcription Amount (each a "**Closing**"). The date of each such Closing is referred to herein as the Closing Date.

(e) All subscription proceeds will be deposited into the escrow account for the Company's as provided herein. Upon each Closing, the funds, subject to the payment of the expenses and fees incurred in connection with this Offering, will be immediately available to the Company. In the event that an investor's subscription is rejected by the Company, or this Offering is terminated for any reason without a closing, subscription proceeds will be promptly refunded without interest thereon or deduction therefrom.

Prospective Investors should retain their own professional advisors to review and evaluate the economic, tax, and other consequences of an investment in the Company.

THE SECURITIES OFFERED HEREBY, HAVE NOT BEEN FILED OR REGISTERED WITH OR APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. NO STATE SECURITIES LAW ADMINISTRATOR HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR THE ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

IT IS INTENDED THAT THE SECURITIES OFFERED HEREBY WILL BE MADE AVAILABLE TO ACCREDITED INVESTORS, AS DEFINED IN REGULATION D AND RULE 501 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND UP TO THIRTY-FIVE NON-ACCREDITED INVESTORS. THE SECURITIES OFFERED HEREBY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS

OF THE ACT AND APPLICABLE STATE SECURITIES LAWS FOR NONPUBLIC OFFERINGS. SUCH EXEMPTIONS LIMIT THE NUMBER AND TYPES OF INVESTORS TO WHICH THE OFFERING WILL BE MADE AND RESTRICT SUBSEQUENT TRANSFERS OF THE INTERESTS.

THE SECURITIES OFFERED HEREBY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS OF THIS OFFERING.

NO SECURITIES MAY BE RESOLD OR OTHERWISE DISPOSED OF BY AN INVESTOR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION UNDER THE APPLICABLE FEDERAL OR STATE SECURITIES LAWS IS NOT REQUIRED OR COMPLIANCE IS MADE WITH SUCH REGISTRATION REQUIREMENTS.

THE OFFEREE, BY ACCEPTING DELIVERY OF THE OFFERING MATERIALS, AGREES TO RETURN THE OFFERING MATERIALS AND ALL ACCOMPANYING OR RELATED DOCUMENTS TO THE COMPANY UPON REQUEST IF THE OFFEREE DOES NOT AGREE TO PURCHASE ANY OF THE SECURITIES OFFERED HEREBY.

ANY OFFERING MATERIALS SUBMITTED IN CONNECTION WITH THE PRIVATE PLACEMENT OF THE SECURITIES DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED. ANY REPRODUCTION OR DISTRIBUTION OF ANY OFFERING MATERIALS IN WHOLE OR IN PART, OR THE DIVULGENCE OF ANY OF THEIR CONTENTS, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, IS PROHIBITED. ANY PERSON ACTING CONTRARY TO THE FOREGOING RESTRICTIONS MAY PLACE HIM/HERSELF AND THE COMPANY IN VIOLATION OF FEDERAL OR STATE SECURITIES LAWS.

NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

The undersigned acknowledges that the Common Stock offered hereby will not be registered under the Act, or the securities laws of any State, that absent an exemption from registration contained in those laws, the issuance and sale of such Common Stock, would require registration, and that the Company's reliance upon such exemption is based upon the undersigned's representations, warranties, and agreements contained in the Offering Materials (as defined below).

1. The undersigned represents, warrants, and agrees as follows:

(a) The undersigned agrees that this Subscription Agreement is and shall be irrevocable.

(b) The undersigned has carefully read this Subscription Agreement, the Risk Factors and the Confidential Prospective Purchaser Questionnaire (collectively the "**Offering Materials**"), all of which the undersigned acknowledges have been provided to the undersigned. The undersigned has been given the opportunity to ask questions of, and receive answers from the Company concerning the terms and conditions of this Offering and the Offering Materials and to obtain such additional written information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the same as the undersigned desires in order to evaluate the investment. The undersigned further acknowledges that the undersigned fully understands the Offering Materials, and the undersigned has had the opportunity to discuss any questions regarding any of the Offering Materials with the undersigned's counsel or other advisor. Notwithstanding the foregoing, the only information upon which the undersigned has relied is that set forth in the Offering Materials and the undersigned's own independent investigation. The undersigned acknowledges that the undersigned has received no representations or warranties from the Company or its employees, director, or agents in making this investment decision other than as set forth in the Offering Materials.

(c) The undersigned is aware that the purchase of the Common Stock is a speculative investment involving a high degree of risk and that there is no guarantee that the undersigned will realize any gain from this investment, and that the undersigned could lose the total amount of the undersigned's investment.

(d) The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of this Offering of the Common Stock for investment, or any recommendation or endorsement of this Offering of the Common Stock.

(e) The Undersigned is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act. The Undersigned has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Common Stock. The Undersigned is not registered as a broker or dealer under Section 15(a) of the 1934 Act, affiliated with any broker or dealer registered under Section 15(a) of the 1934 Act, or a member of the Financial Industry Regulatory Authority.

(f) Each of this Agreement and the Offering Materials have been duly and validly authorized, executed and delivered on behalf of the Undersigned and is a valid and binding agreement of the Undersigned enforceable against the Undersigned in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. The Undersigned has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Offering Materials and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

(g) The execution, delivery and performance of this Agreement and the Offering Materials by the Undersigned and the consummation by the Undersigned of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation, by-laws or other documents of organization of the Undersigned, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Undersigned is bound, or (iii) result in a violation of any law, rule, regulation or decree applicable to the Undersigned.

(h) The Undersigned understands that there is a limited public trading market for the Common Stock, and the Common Stock must be held indefinitely unless and until such Common Stock is registered under the 1933 Act or an exemption from registration is available. The Undersigned has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act.

(i) The Undersigned understands that the Common Stock is being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the

Undersigned set forth herein in order to determine the applicability of such exemptions and the suitability of the Undersigned to acquire the Common Stock.

(j) The undersigned is purchasing the Common Stock for the undersigned's own account, with the intention of holding the Common Stock, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Common Stock, and shall not make any sale, transfer, or pledge thereof without registration under the Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

(k) The undersigned represents that the undersigned, if an individual, has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Common Stock. The undersigned has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

(l) The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Common Stock indefinitely or to afford a complete loss of the undersigned's investment in the Common Stock.

(m) The undersigned represents that the undersigned's overall commitment to this investment is not disproportionate to the undersigned's net worth, and the undersigned's investment in the Common Stock will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Common Stock are being sold to the undersigned and others would not be available if the undersigned's present intention were to hold the Common Stock for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the Commission, a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Common Stock, and for which such Common Stock may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company and the Commission would then regard such sale as a sale for which the exemption from registration is not available. The undersigned will not pledge, transfer, or assign this Subscription Agreement.

(m) The undersigned represents that the funds provided for this investment are either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.

(n) **FOR PARTNERSHIPS, CORPORATIONS, TRUSTS, OR OTHER ENTITIES ONLY**: If the undersigned is a partnership, corporation, trust, or other entity, (i) the undersigned has enclosed with this Subscription Agreement appropriate evidence of the

authority of the individual executing this Subscription Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the undersigned represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Common Stock, (iii) the undersigned has the full power and authority to execute this Subscription Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

(o) The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal residence if he or she is an individual, or its principal business address if a corporation or other entity.

(p) The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Stock.

(q) The undersigned acknowledges that the certificates for the securities comprising the Common Stock which the undersigned will receive will contain a legend substantially as follows:

> **"THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."**

The undersigned further acknowledges that (i) if the Company's Common Stock become publicly traded, any necessary stop transfer orders will be placed upon the Company's Common Stock, as applicable, in accordance with the Act, and (ii) the Company is under no obligation to aid the undersigned in obtaining any exemption from the registration requirements.

2. The undersigned expressly acknowledges and agrees that the Company is relying upon the undersigned's representations contained in the Offering Materials.

3. The undersigned subscriber acknowledges that the undersigned understands the meaning and legal consequences of the representations and warranties which are contained herein and hereby agrees to indemnify, save and hold harmless the Company and its officers, directors and counsel, from and against any and all claims or actions arising out of a breach of any representation, warranty or acknowledgment of the undersigned contained in

any of the Offering Materials. Such indemnification shall be deemed to include not only the specific liabilities or obligations with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment. In addition, the undersigned's representations, warranties, and indemnification contained herein shall survive the undersigned's purchase of the Common Stock. The undersigned specifically acknowledges that he has reviewed the risks set forth in the Offering Materials, as well as the financial statements included therein.

4. The Company represents that it has been duly and validly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware. The Company represents that it has all requisite power and authority, and all necessary authorizations, approvals and orders required as of the date hereof to own its properties and conduct its business and to enter into this Subscription Agreement and the other Offering Materials and to be bound by the provisions and conditions hereof or therein. The Company further represents that the securities offered hereby are being offered pursuant to an exemption from the registration requirements of the Act and applicable state securities laws for nonpublic offerings.

5. The undersigned agrees and acknowledges that the Company has the right to utilize the services of a placement agent and if utilized, may receive a cash commission, at a rate that is compatible with industry standards, from the Common Stock sold by such placement agent.

6. The undersigned does not at this time have rights to have the shares of Company's Common Stock issuable under the Offering Materials.

7. Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his, her, or its rights hereunder or under any other agreement, instrument, or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right. Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

8. The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this Subscription Agreement, together with any instruments executed simultaneously herewith, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore existing between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and any such instrument, which alone fully and completely express their agreement.

9. This Subscription Agreement may not be changed, modified, extended, terminated, or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Subscription Agreement.

10. The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

11. If any provision or any portion of any provision of this Subscription Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

12. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the undersigned hereby consents to the jurisdiction of the courts of the State of New York and/or the United States District Court for the Southern District of New York.

ALL SUBSCRIBERS MUST COMPLETE A COPY OF THIS PAGE

Nancy Pellegrino
(Print Name of Subscriber)

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this 4th day of January, 2011.

Common Stock Subscription Amount $11,530,000

1. |X| Individual
2. |__| Joint Tenants with Right of Survivorship
3. |__| Community Property
4. |__| Tenants in Common
5. |__| Corporation/Partnership
6. |__| IRA of________________
7. |__| Trust

   Date Opened ___________
8. |__| As A Custodian For________________

   Under the Uniform Transfer to Minors Act of the

   State of ___________
9. |__| Married with Separate

   Property
10. |__| Keogh of ____________

EXECUTION BY SUBSCRIBER WHO IS A NATURAL PERSON

Nancy Pellegrino
Exact Name in Which Title is to be Held

Nancy Pellegrino (Signature)

Nancy Pellegrino
Name (Please Print)

____
Title of Person Executing Agreement

301 Greenock Drive
Address: Number and Street

Maple, Ontario L6A 1V5 CANADA
City State Zip Code

____
Social Security Number

Accepted this 4th day of January, 2011, on behalf of **DIAMOND DISCOVERIES INTERNATIONAL CORP.**

By: ______________________________
Name: Antonio Sciacca
Title: Chief Executive Officer

EXECUTION BY SUBSCRIBER WHICH IS A CORPORATION,

PARTNER, TRUST, ETC.

____

Exact Name in Which Title is to be Held

____

(Signature)

____

Name (Please Print)

____

Title of Person Executing Agreement

____

Address: Number and Street

____

City State Zip Code

____

Tax Identification Number

Accepted this ___ day of _______, 2010, on behalf of **DIAMOND DISCOVERIES INTERNATIONAL CORP.**

By: __________________________
Name: Antonio Sciacca
Title: Chief Executive Officer